Exhibit 10(a)(1)

                Long Term Stock Incentive Plan
            Amendment - Effective January 1, 1995


1. The definition of "Fair Market Value" in Article I of the Plan shall be amended to read in its entirety as follows:


     FAIR MARKET VALUE means, with respect to Company Stock,
(1) the mean of the high and low sales prices of such stock
(a) as reported on the composite tape (or other appropriate reporting vehicle as determined by the Committee) for a specified date or, if no such report of such price shall be available for such date, as reported for the New York Stock Exchange for such date or (b) if the New York Stock Exchange is closed on such date, the mean of the high and low sales prices of such stock as reported in accordance with (a) above for the next preceding day on which such stock was traded on the New York Stock Exchange, or (2) at the option of and as determined by the Committee, the average of the mean of the high and low sales prices of such stock as reported in accordance with (1) above for a period of up to ten consecutive business days.

2. Article II, Section 3 of the Plan shall be amended to read in its entirety as follows:


Limitation on Optioned Shares. In no event may any stock option be granted to any Employee who owns stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Company. The maximum number of shares subject to options awarded to any one individual in any calendar year may not exceed 500,000 shares.

3. Article IV, Section 1 of the Plan shall be amended by revising the first sentence thereof to read as follows:

Number of Shares. The shares of Company Stock that may be issued under the Plan, out of authorized but heretofore unissued Company Stock, or out of Company Stock held as treasury stock, or partly out of each, shall not exceed 4.4 million shares plus an additional number of shares equal to the number of shares which at January 1, 1995 were reserved for issuance under the Plan as then in effect.

(Note:  SHARE NUMBERS IN THIS AMENDMENT DO NOT REFLECT THE
TWO-FOR-ONE COMMON STOCK SPLIT OF FEBRUARY 1995.)

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